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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported) September 2, 1998
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                    THE AEGIS CONSUMER FUNDING GROUP, INC.
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            (Exact Name of Registrant as Specified in Its Charter)


                                   DELAWARE
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                   (State of Incorporation or Organization)

              0-25714                                  22-3008867
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       (Commission File No.)              (I.R.S. Employer Identification No.)


200 North Cobb Parkway, Suite 428, Marietta, Georgia              30062
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     (Address of Principal Executive Offices)                   (Zip Code)

                                (770) 281-7000
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             (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (a) On August 27, 1998, III Fund Ltd. ("Fund"), a Cayman Island limited liability company, and III Global Ltd. ("Global"), a Cayman Island limited liability company, entered into agreements (the "Agreements"), with The High Risk Opportunities Hub Fund Ltd. ("HRO"), a Cayman Island limited liability company. HRO, Fund and Global are offshore investment vehicles. III Offshore Advisors ("III"), a Nevada general partnership, acts as investment advisor to HRO, Fund and Global. Pursuant to the Agreements, Fund and Global respectively purchased from HRO (i) 7,286,926 and 5,849,061 shares of the common stock (the "Common Stock"), par value $.01 per share, of The Aegis Consumer Funding Group, Inc. (the "Company") at a price of $.20 per share of Common Stock and (ii) twelve (12) and nine (9) shares of the Company's Series C Preferred Stock, par value $.10 per share ("Preferred Stock") at a price of $30,844.69 per share of Preferred Stock. As of August 27, 1998 the shares of Preferred Stock held by Fund and Global were convertible into 1,850,681 and 1,388,011 shares of Common Stock respectively. Fund and Global financed their acquisitions of the Common Stock and Preferred Stock with working capital. Accordingly, as a result of the Agreements, Fund and Global can respectively be deemed to be the beneficial owners of 27.5% and 21.9% of the Common Stock and III can be deemed to be the beneficial owner of 49.3% of the Common Stock. These transactions could be deemed to involve a "change in control" of the Company.

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         (b) The Company is not aware of any arrangement which may at a subsequent date result in a change in control of the Company.

         The information set forth in this Item 1 is based solely on the information contained in that certain Amendment No. 6 to Schedule 13D dated August 27, 1998 filed jointly by III, Fund, Global and HRO.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         *    *    *

         (b) On August 27, 1998 the Company engaged BDO Seidman, LLP ("BDO"), as its independent accountants to audit the Company's consolidated balance sheet as of June 30, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ending.

         In the Company's two most recent fiscal years and subsequent interim periods prior to such engagement, the Company has not (itself or through someone acting on its behalf) consulted with BDO on any matter.

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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE AEGIS CONSUMER FUNDING GROUP, INC.

Date:  September 10, 1998               By: /s/ MATTHEW B. BURNS
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                                            Matthew B. Burns,
                                            Chief Executive Officer and
                                             President